UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2006

Verticalnet, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-25269	23-2815834
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 Chester Field Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 240-0600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on August 16, 2005, Verticalnet, Inc. (the "Company") and certain investors (the "Senior Note Holders") entered into a Note and Warrant Purchase Agreement, as amended, pursuant to which: (i) the Company issued and sold to the Senior Note Holders certain senior secured convertible promissory notes in the aggregate principal amount of $6.6 million, as amended (the "Senior Notes"); and (ii) the Company issued Warrants, dated as of August 16, 2005 (each, a "Warrant"), to the Senior Note Holders, to purchase shares of the Company’s common stock at an exercise price of $5.39 per share, as adjusted for the Company’s June 12, 2006 one-for-seven reverse stock split.

Also as previously disclosed, on May 15, 2006, the Company issued and sold to an investor (the "Discount Note Holder") a senior subordinated discounted promissory note (the "Discount Note") in the principal amount of $5.3 million. Pursuant to the Discount Note, if the Company is unable to obtain the consent of the holders of the Senior Notes Holders to permit the Company to grant the Discount Note Holder a subordinated lien and security interest in all of the Company’s assets and the assets of the Company’s subsidiaries (the "Security Interest"), the holder of the Discount Note can declare the Discount Note due at any time after January 31, 2007. If, however, the Company obtains the consent of the Senior Note Holders to grant the Security Interest on or before January 31, 2007, the scheduled maturity date of the Discount Note will be November 18, 2007.

Consent, Waiver and Amendment No. 1 to Warrant

On December 19, 2006, the Company entered into a Consent, Waiver and Amendment No. 1 to Warrant (the "Consent Agreement") with the remaining Senior Note Holders. Pursuant to the Consent Agreement, the Company reduced the exercise price of each Warrant held by the remaining Senior Note Holders from $5.39 per share to $0.88 per share, which is equal to the $0.80 closing price of the Company’s common stock on The Nasdaq Capital Market plus 10% (the "Warrant Repricing"). In consideration for the Warrant Repricing, each of the remaining Senior Note Holders granted their consent to permit the Company to grant the Security Interest to the Discount Note Holder. As a result, the Discount Note Holder no longer has the right under the Discount Note to declare the Discount Note due prior to its November 18, 2007 scheduled maturity date, unless an event of default occurs or the Company consummates a fundamental transaction, which is defined to include a sale of the Company.

Security Agreement

On December 19, 2006, the Company and its domestic subsidiaries entered into a Security Agreement with the Discount Note Holder (the "Security Agreement") whereby the Company and its domestic subsidiaries granted the Discount Note Holder a security interest in all of the Company’s and its domestic subsidiaries’ assets to secure the Company’s obligations under the Discount Note. By entering into the Security Agreement, the Company satisfied its obligation under the Discount Note to obtain the consent of the Senior Note Holders to grant the Security Interest. As a result, the Discount Note Holder no longer has the right under the Discount Note to declare the Discount Note due prior to its November 18, 2007 scheduled maturity date, unless an event of default occurs or the Company consummates a fundamental transaction, which is defined to include a sale of the Company.

Subordination and Intercreditor Agreement

On December 19, 2006, the Company, the Senior Note Holders and the Discount Note Holder entered into a Subordination and Intercreditor Agreement (the "Intercreditor Agreement"). The Intercreditor Agreement provides, among other things: (i) for the subordination of the Discount Note to the Senior Notes; (ii) that the Company may make payments of interest to the Discount Note Holder when due pursuant to the Discount Note, except in the event of a default under the Senior Notes; and (iii) for certain limitations on the Discount Note Holder’s rights to accelerate payment of amounts due under the Discount Note or to take any legal action in relation thereto for a period of 180 days if the Senior Note Holders have given notice of an event of default.

Guaranty and Suretyship Agreement

Also on December 19, 2006, all of the domestic subsidiaries of the Company executed a Guaranty and Suretyship Agreement in favor of the Discount Note Holder (the "Guaranty Agreement"), whereby, among other things, all of the domestic subsidiaries of the Company guaranteed the Company’s obligations under the Discount Note.

Amendment Number 1 to Senior Subordinated Discount Note

On December 20, 2006, the Company and the Discount Note Holder entered into an Amendment Number 1 to Senior Subordinated Discount Note, whereby the Company and the Discount Note Holder agreed to extend the maturity date of the Discount Note from November 18, 2007 to April 1, 2008 and also agreed to increase the principal amount of the Discount Note from $5.3 million to $5.5 million. Interest on the outstanding principal amount of the Discount Note continues to accrue at 12% per annum and is payable quarterly in arrears on the first day of January, April, July and October of each year until the April 1, 2008 maturity date. All other terms of the Discount Note also remained unchanged. The terms of the Discount Note were originally disclosed in a current report on Form 8-K filed on May 19, 2006 and a copy of the Discount Note was filed as Exhibit 4.1 thereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 under the heading "Amendment Number 1 to Senior Subordinated Discount Note" of this current report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

As a result of the extension of the scheduled maturity date of the Discount Note from November 18, 2007 to April 1, 2008, the Company’s obligations under the Discount Note are not currently reflected on the Company’s balance sheet as part of the Company’s current portion of long-term debt because the obligations under the Discount Note, as amended, are not due within one year. The Company's unaudited condensed consolidated proforma balance sheet is attached hereto as Exhibit 99.1 and is furnished pursuant to this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verticalnet, Inc.

December 20, 2006	By:	Christopher G. Kuhn

Name: Christopher G. Kuhn
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Unaudited condensed consolidated proforma balance sheet.